SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2016

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 31, 2016, SolarWindow Technologies, Inc. (the "Company") completed the sale of 441 units of the Company's equity securities (the "Units") with 27 investors pursuant to a private placement offering conducted by the Company (the "Offering") for aggregate proceeds of $1,367,100 and issued to the investors a total of 441,000 shares of its common stock, Series O Stock Purchase Warrants to purchase up to 441,000 shares of common stock at a price of $3.10 per share through October 31, 2017 (the "Series O Warrants") and Series P Stock Purchase Warrants (the "Series P Warrants") to purchase up to 220,5000 shares of common stock at a price of $3.70 per share through April 30, 2018.

The Offering was conducted pursuant to exemptions from the registration requirements afforded by, among others, Rule 506(c) of Regulation D ("Regulation D") and Regulation S ("Regulation S"), as promulgated under the Securities Act of 1933, as amended. Accordingly, the Units were sold only to investors who reasonably verified to the Company that they are "accredited investors," as such term is defined in Rule 501(a) of Regulation D or who are not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

The Company intends to use the proceeds from the Offering to continue the development and ultimate commercialization of its novel SolarWindowTM technology and for general corporate purposes.

The summary of the terms of the Offering included in this Current Report on Form 8-K (this "Report") does not purport to be complete and is qualified in its entirety by reference to the Form of Subscription Agreement, the Form of Series O Warrant and the Form of Series P Warrant, attached as Exhibits 10.1, 4.1 and 4.2, respectively (collectively, the "Transaction Documents") to the Current Report on Form 8-K filed by the Company on February 24, 2016 (the "February 8-K"), and are incorporated by reference herein; capitalized but undefined terms used in this Report have the meaning ascribed to such term as set forth in the Transaction Documents. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company's public disclosures.

On March 31, 2016, the Company entered into a subscription agreement (the "Subscription Agreement") with Kalen Capital Corporation, a private corporation owning in excess of 10% of the Company's common stock ("KCC"), pursuant to which KCC converted $548,700 of the $550,000 principal owed by the Company to KCC pursuant to a bridge loan agreement entered into between the Company and KCC on December 7, 2015, into 177 Units on the same terms and conditions as investors in the Offering. The Company issued KCC 177,000 shares of common stock, a Series O Warrant to purchase up to 177,000 shares of common stock and a Series P Warrant to purchase up to 88,500 shares of common stock.

The summary of the Subscription Agreement included in this Report does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, a copy of which is attached as Exhibit 10.1 hereto. The summary of the Series O Warrant and Series P Warrant included in this Report does not purport to be complete and is qualified in its entirety by reference to the Form of Series O Warrant and the Form of Series P Warrant, attached as Exhibits 4.1 and 4.2, respectively to the February 8-K.

The securities were issued to KCC pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as KCC is not a U.S. Person, as such term is defined in Rule 902 of Regulation S.

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Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement dated March 31, 2016, between SolarWindow Technologies, Inc. and Kalen Capital Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 5, 2016.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

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